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                        SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                  FORM 8-K


                               CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  March 29, 1999




                                    CONECTIV
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





          Delaware                      1-13895              51-0377417
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(State or Other Jurisdiction          (Commission           IRS Employer
      of Incorporation)               File Number)       Identification No.)




800 King Street, P.O. Box 231, Wilmington, Delaware              19899
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(Address of Principal Executive Offices)                      (Zip Code)




Registrant's Telephone Number, Including Area Code  302-429-3525


                                      None
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report



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Item 5. Other Events


     As previously reported by the Company, the Delaware General Assembly passed the Electric Utility Restructuring Act of 1999 (the "Delaware Act") on March 25, 1999. On March 31, 1999, the Governor of Delaware signed the Delaware Act. The Company is scheduled to file a compliance plan with the Delaware Public Service Commission by April 15, 1999.


               *               *               *               *


     As previously reported by the Company, electric utility restructuring legislation was introduced in the Virginia General Assembly on January 21, 1999. The Virginia General Assembly passed the Virginia Electric Utility Restructuring Act (the "Virginia Act") on March 25, 1999. On March 29, 1999, the Governor of Virginia signed the Virginia Act.


                *               *               *               *


     On April 2, 1999, the Maryland General Assembly passed legislation to restructure the electric utility industry (the "Maryland Act"). On April 8, 1999, the Governor of Maryland signed the Maryland Act. The major elements of the Maryland Act include:

* Phase-in of retail choice beginning in July 2000, with full choice for all customers by July 2003;

* Rate reductions of 3% to 7.5% for residential customers, with rates then "frozen" for four years;

* The Company is not required to transfer or sell its generating assets, but the Company's generating assets are deregulated if it sells such assets to a non-affiliate or transfers the assets to an affiliate prior to January 1, 2001;

* Recovery of stranded costs and other costs associated with the transition to retail choice is permitted through a method to be determined by the Maryland Public Service Commission (MPSC);

* No requirement that a municipal utility provide retail choice unless the municipal utility provides service to customers outside its service territory;

* Imposition by the MPSC of an environmental surcharge on each kilowatt hour distributed in the State.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           CONECTIV
                                          (Registrant)



Date: April 14, 1999                       /s/ Louis M. Walters
                                           Treasurer









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